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                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-131630
SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MAY 30, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)
                                  $606,092,100
                                  (APPROXIMATE)
                                   CWALT, INC.
                                    DEPOSITOR

                          [Countrywide Home Loans Logo]
                               SPONSOR AND SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                         ALTERNATIVE LOAN TRUST 2006-OA8
                                 ISSUING ENTITY
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA8

     This Supplement revises the Prospectus Supplement dated May 30, 2006 to the Prospectus dated March 27, 2006 with respect to the above captioned series of certificates as follows:

     Notwithstanding the information set forth on page S-93 of the Prospectus Supplement, the definition of "DELINQUENCY TRIGGER EVENT" is as follows:

     A "DELINQUENCY TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (i) 28.00% and the Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in June 2011 and (ii) 35.00% and the Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in June 2011.

                           (UBS INVESTMENT BANK LOGO)

                  The date of this Supplement is June 15, 2006.